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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): November 29, 2002



                              ANTARES PHARMA, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)



      Minnesota                    0-20945                  41-1350192
      ---------                    -------                  ----------
  (State or Other               (Commission             (I.R.S. Employer
   Jurisdiction                 File Number)           Identification No.)
 of Incorporation)


           707 Eagleview Boulevard, Suite 414, Exton, PA    19341
           ---------------------------------------------------------
            (Address of Principal Executive Offices)      (Zip Code)



       Registrant's telephone number, including area code: (610) 458-6200


                                 Not Applicable
 ------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events.

     By letter dated November 29, 2002, the Listing Qualifications arm of The Nasdaq Stock Market, Inc. notified Antares Pharma, Inc. (the "Company") that the Company is at risk of having its common stock delisted from the Nasdaq SmallCap Stock Market.

     Specifically, for the 30 consecutive trading days prior to November 29, 2002, the price of the Company's common stock closed below the minimum $1.00 per share requirement for continued listing under certain of Nasdaq's marketplace rules. Accordingly, Nasdaq has provided the Company 180 calendar days, or until May 28, 2003, to regain compliance. Importantly, this 180 calendar day grace period applies only to the bid price deficiency. If, at anytime before May 28, 2003, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days, Nasdaq will provide written notification to the Company that it complies with applicable marketplace rules. If the Company is unable to demonstrate compliance with such rules by May 28, 2003, Nasdaq advises that it will determine whether the Company meets the initial listing criteria under other of Nasdaq's marketplace rules. If Nasdaq makes this determination, Nasdaq advises that it will grant the Company an additional 180 calendar day grace period to demonstrate such compliance. Otherwise, Nasdaq will provide notification that the Company's common stock will be delisted. At any time, the Company may appeal Nasdaq's determination to delist its securities.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2002                  ANTARES PHARMA, INC.


                                        By  /s/ Roger G. Harrison
                                            ----------------------------------
                                            Roger G. Harrison
                                            Chief Executive Officer